UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 10, 2023

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2023, VerifyMe, Inc. (“we,” “our,” “us,” or the “Company”) and Keith Goldstein agreed that Mr. Goldstein would resign as President and Chief Operating Officer effective, July 31, 2023. Also on July 10, 2023, the Company and Margaret Gezerlis agreed that Ms. Gezerlis would step down as Executive Vice President and Chief Financial Officer and continue in a strategic consulting role with the Company, effective July 31, 2023. Mr. Goldstein’s and Ms. Gezerlis’ separations were not a result of any disagreement with the Company on any matter relating to its operations, policies, or practices, or to any issues regarding its accounting policies or practices.

On July 13, 2023, Adam Stedham was appointed President of the Company in addition to his position as Chief Executive Officer, effective August 1, 2023. For additional information about Mr. Stedham, please see the information concerning Mr. Stedham set forth under the heading "Proposal One: Election of Directors” in the Company's 2023 Proxy Statement, which was filed with the Commission on April 24, 2023, and which information about Mr. Stedham is hereby incorporated by reference.

Also on July 13, 2023, Nancy Meyers, age 53, was appointed Executive Vice President and Chief Financial Officer, Treasurer and Corporate Secretary of the Company, effective August 1, 2023. Since joining the Company in September 2021, Ms. Meyers has served as SVP Finance and Investor Relations. Prior to joining the Company, Ms. Meyers had several accounting and financial reporting roles at GP Strategies Corporation, ultimately serving as Manager of Financial Reporting from October 2017 until May 2021. With over 25 years in accounting and finance, Ms. Meyers has held various roles of increasing responsibility, including financial reporting, analysis, acquisitions, and compliance with the Sarbanes-Oxley Act of 2002, as amended. Ms. Meyers holds a BA in Economics and is a Charter Professional Accountant.

Other than as disclosed in this Item 5.02, there are no arrangements or understandings between Mr. Stedham or Ms. Meyers and any other person pursuant to which they were appointed President and as Executive Vice President and Chief Financial Officer, Treasurer, and Corporate Secretary, respectively. Neither Mr. Stedham nor Ms. Meyers, nor any of their immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Stedham or Ms. Meyers and any of the directors and executive officers of the Company.

Item 8.01	Other Events.

On July 14, 2023, we issued a press release and announced Mr. Goldstein’s and Ms. Gezerlis’ resignation, both effective July 31, 2023, and Mr. Stedham’s appointment as President and Ms. Meyer’s appointment as Chief Financial Officer, Treasurer, and Corporate Secretary, both effective August 1, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	VerifyMe, Inc. Press release dated July 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: July 14, 2023	By:	/s/ Adam Stedham
Adam Stedham Chief Executive Officer and President